SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MULTI-COLOR CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MULTI-COLOR CORPORATION

425 WALNUT STREET, SUITE 1300

CINCINNATI, OHIO 45202

Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 10:30 a.m. on Thursday, August 21, 2003 at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Your vote is important. Whether or not you plan to attend, please complete, sign, date and return your proxy card promptly in the enclosed envelope. If you do attend the meeting, you may vote your shares in person.

Sincerely yours,

/s/ LORRENCE T. KELLAR

Lorrence T. Kellar Chairman of the Board

July 18, 2003

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS OF MULTI-COLOR CORPORATION

TIME:

10:30 a.m., Eastern Time

DATE:

Thursday, August 21, 2003

PLACE:

Queen City Club

331 East Fourth Street

Cincinnati, Ohio 45202

PURPOSE:

1.	Election of directors.

2.	Approval of the 2003 Stock Incentive Plan.

3.	Ratification of the appointment of Grant Thornton LLP as Multi-Color’s independent public accountants for the fiscal year ending March 31, 2004.

4.	Conduct other business, if properly raised.

Only shareholders of record on July 1, 2003 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying proxy card is July 18, 2003.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

/s/ DAWN H. BERTSCHE

Dawn H. Bertsche Vice President Finance, Chief Financial Officer and Secretary

July 18, 2003

MULTI-COLOR CORPORATION

425 WALNUT STREET, SUITE 1300

CINCINNATI, OHIO 45202

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of Annual Meeting

The annual meeting will be held on Thursday, August 21, 2003 at 10:30 a.m. at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202.

Record Date

Record holders of Common Stock of Multi-Color, as shown on our stock register on July 1, 2003, may vote at the meeting. As of that date, Multi-Color had 3,979,756 shares of Common Stock issued and outstanding.

First Mailing Date

This Proxy Statement, the Notice of the Annual Meeting of Shareholders and the accompanying proxy card are being mailed to shareholders on or about July 18, 2003.

Information About Voting

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

All proxies will be voted in accordance with the instructions specified. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of (1) the election of all nominees for director proposed by the Board, (2) the approval of the 2003 Stock Incentive Plan, and (3) the ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending March 31, 2004. Management does not know of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies will vote such matters in their discretion.

You may receive more than one proxy or voting card depending on how you hold your shares. Please sign and return all proxies. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Multi-Color’s Secretary in writing at the address under “Questions” on page 18.

Solicitation

The proxies are being solicited by Multi-Color’s Board of Directors. All expenses of Multi-Color in connection with this solicitation will be borne by Multi-Color. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Multi-Color. Multi-Color will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

Votes Needed

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Approval of the 2003 Stock Incentive Plan and ratification of the appointment of Grant Thornton LLP require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

General Information about the Board of Directors

The Board of Directors oversees the management of Multi-Color on your behalf. The Board reviews Multi-Color’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage Multi-Color’s business day to day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color’s top executives.

Multi-Color’s Code of Regulations requires that the Board consist of at least three members with the exact number to be established by shareholders or the Board. The Board has established a board consisting of seven directors.

The Board met five times last year. All of Multi-Color’s directors attended at least 75% of Board and committee meetings.

Director Compensation

Non-employee directors receive annually a $10,000 retainer and non-qualified stock options to purchase 3,000 shares. They also receive $1,000 for each board or committee meeting attended in person and $500 for each telephonic board meeting and committee meeting. Committee Chairs receive an additional $2,000 annually and the Chairman receives an additional $3,000 annually. Directors who are employees of Multi-Color are not separately compensated for serving as directors.

Board Committees

The Board appoints committees in order to perform its duties more effectively. Board committees are able to consider key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

Prior to the passage of the Sarbanes-Oxley Act of 2002, the Board had an Audit Committee and a Compensation Committee. Following passage of the Sarbanes-Oxley Act, the Board expanded the duties and responsibilities of the Audit Committee, which became the Audit, Corporate Governance and Nominating Committee (“ACGN Committee”).

The ACGN Committee assists the Board in fulfilling its responsibilities to provide oversight with respect to Multi-Color’s financial statements and reports and other disclosure provided to shareholders, the system of internal controls and the audit process. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent auditors and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The ACGN Committee also selects and engages Multi-Color’s independent auditors and approves their fees.

The ACGN Committee oversees matters of corporate governance for Multi-Color. Its duties include formulating and recommending to the full Board corporate governance policies and procedures, recommending the structure and membership of the Board committees and selecting, evaluating and recommending to the full Board qualified candidates for election or appointment to the Board.

The ACGN Committee is comprised entirely of directors who satisfy the standards of independence applicable to audit committee members under applicable law and Nasdaq listing requirements. The ACGN Committee members are Messrs. Keller (Chairman), Kellar and Pease. The ACGN Committee met four times last year.

The Compensation Committee is responsible for establishing executive compensation and administering Multi-Color’s stock option plans. Only non-employee directors serve on Multi-Color’s Compensation Committee. The Compensation Committee members are Messrs. Connolly (Chairman), Keller and Kellar. The Compensation Committee met twice last year.

The Nominees

The Board is nominating for election each of the following persons: Gordon B. Bonfield, Robert R. Buck, Charles B. Connolly, Francis D. Gerace, Lorrence T. Kellar, Roger A. Keller and David H. Pease. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Five of the seven Multi-Color directors are not Multi-Color employees. Personal information on each of our nominees is given below.

The Board Recommends You Vote FOR Each of the Following Nominees:

Gordon B. Bonfield, III Age 51 Director since 1997	Mr. Bonfield was elected a director in December 1997. In connection with Multi-Color’s May 31, 2002 acquisition of Quick Pak, Inc., Mr. Bonfield was appointed President of the Packaging Services division. Mr. Bonfield was Executive Vice President and Chief Operating Officer of Ivex Packaging from September 2000 until July 2001. He served as President of the Consumer Packaging Division of Ivex Packaging Corporation from June 1999 until August 2000. Mr. Bonfield served as President of Multi-Color from January 1998 to May 1999. Mr. Bonfield has 25 years of packaging and printing experience and was President of Fort James Corporation’s Packaging Business prior to being named President of Multi-Color.

Robert R. Buck Age 54 Director since July 1, 2003	Mr. Buck became a director on July 1, 2003, filling the vacancy created by the death of Mr. Burton D. Morgan. Mr. Buck previously served as Senior Vice President and President—Uniform Rental Division of Cintas Corporation (primarily a corporate identity uniform company) from 1997 to 2003. Prior to that time, he served Cintas Corporation as Senior Vice President—Midwest Region (1991-1997) and Senior Vice President—Finance and Chief Financial Officer (1982-1991). Mr. Buck serves as a director of Kendle International, National Coalition of Children and Families, Citizens for Community Values, a trustee of the Fellowship of Christian Athletes, and a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati.

Charles B. Connolly Age 46 Director since 1998	Mr. Connolly was elected a director of Multi-Color in October 1998. Mr. Connolly has over 20 years of experience in the converting, coating and packaging industries. He has served as Managing Partner of Connemara Converting, LLC, a Chicago-based converter of specialty paper and plastic substrates, since April 1996. From March 1994 to April 1996 he served as Vice President, Sales and Marketing for Lawson Mardon Packaging. Prior to joining Lawson Mardon Packaging, Mr. Connolly was Vice President and General Manager of Camvac America, a subsidiary of Rexam P.L.C. that produces vacuum metallized papers and films.

Francis D. Gerace Age 50 Director since 1999	Mr. Gerace was promoted to President of Multi-Color and appointed a director in May 1999 and was elected Chief Executive Officer in August 1999. Mr. Gerace served as Multi-Color’s Vice-President of Operations from April 1998 through May 1999. Prior to joining Multi-Color, Mr. Gerace was Director of Strategic Business Systems for Fort James Corporation’s Packaging Business from 1993 to 1998. From 1974 to 1993, Mr. Gerace held various general management positions with Conagra, Inc. and Beatrice Foods Company.

Lorrence T. Kellar Age 65 Director since 1988	Mr. Kellar was elected a director of Multi-Color in January 1988. Since October 2002, Mr. Kellar has served as Vice President of Continental Properties, Inc., a developer. Mr. Kellar served as Vice President, Real Estate of Kmart Corporation from May 1996 to September 2002. Prior to that time, he served as Group Vice President of The Kroger Co. (a grocery retailer), having joined The Kroger Co. in 1965. His prior positions with The Kroger Co. included Vice President of Corporate Development and Vice President-Treasurer. Mr. Kellar also serves as a director of Frisch’s Restaurants and Spar Group, Inc.

Roger A. Keller Age 58 Director since 2000	Mr. Keller was elected a director of Multi-Color in August 2000. Mr. Keller is a private investor. From July 1993 to November 2000, Mr. Keller served as Vice President, General Counsel and Secretary of Mallinckrodt, Inc., a health-care company.

David H. Pease, Jr. Age 72 Director March 1987 – August 1999; October 1999 – Present	Mr. Pease served as a director of Multi-Color from March 1987 to August 1999 and from October 1999 to the present. He was Chairman and Chief Executive Officer of Pease Industries, Inc., a Cincinnati-based manufacturer of residential building products, from 1980 until his retirement in 2000.

APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

(Item 2 on the Proxy Card)

The Board has adopted, and recommends that shareholders approve, the Multi-Color Corporation 2003 Stock Incentive Plan (“Incentive Plan”), a copy of which is attached to this Proxy Statement as Exhibit A. As of May 31, 2003, 69,750 shares remained available for issuance of options to employees under the 1997 Stock Option Plan and the 1999 Long Term Incentive Plan. On April 17, 2003, the Compensation Committee granted options for a total of 58,500 shares pursuant to the Incentive Plan to employees (none of whom is an executive officer), subject to shareholder approval. These options vest in equal annual installments over five years and have an exercise price of $17 per share. If the Incentive Plan is not approved by shareholders, the options will be null and void.

Upon shareholder approval of the Incentive Plan, Multi-Color intends to file a registration statement on Form S-8 under the Securities Act of 1933 with respect to the shares issuable under the Incentive Plan.

Description of the Incentive Plan

General. The Incentive Plan was approved by the Board on April 17, 2003. The Incentive Plan permits the award (“Awards”) to eligible participants of stock options and restricted shares. Stock options may be Incentive Options (options meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Internal Revenue Code of 1986, as amended) or Non-Qualified Options (options which are not Incentive Options).

Purpose. The purpose of the Incentive Plan is to promote the interests of Multi-Color, its shareholders and subsidiaries by encouraging selected officers and key employees to acquire or increase their ownership of Multi-Color’s stock on reasonable terms. Multi-Color believes that such investments should provide an incentive for such persons to utilize maximum effort for the continued success and growth of Multi-Color and enhance Multi-Color’s ability to attract and retain valuable and capable officers and key employees.

Number of Shares Authorized for Issuance under the Incentive Plan; Adjustment. The Incentive Plan reserves for issuance 300,000 shares of Multi-Color’s common stock. Shares as to which Awards granted under the Incentive Plan lapse, terminate, are forfeited or canceled will again become available for issuance under the Incentive Plan. In the event of a merger, consolidation, reorganization, stock dividend, stock split, reclassification, separation, redesignation, combination or exchange of shares of Multi-Color’s Common Stock, the number and class of shares for all purposes covered by the Incentive Plan and the number and class of shares and price per share for each outstanding Award covered by the Incentive Plan will be appropriately adjusted by the Compensation Committee. The Compensation Committee will also make appropriate adjustments in the terms of Awards to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

Persons Eligible for Awards. Persons eligible to receive Awards will be any employee who is an officer (including employees who are members of the Board) or key employee of Multi-Color or any of its subsidiaries. The Compensation Committee will select the eligible persons to receive Awards and determine the number of shares to be covered by each option, the number of shares of restricted stock to be granted and the terms of the Award. In making such decisions, the Compensation Committee will take into account the recommendations of Multi-Color’s management as to the duties of the respective participants, their present and potential contribution to the success of Multi-Color and such other factors as it deems relevant in order to accomplish the purpose of the Incentive Plan.

Restricted Shares. Restricted shares consist of shares of Multi-Color’s Common Stock that are sold or transferred by Multi-Color to a participant at a price that may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the participant. The maximum number of restricted shares that may be granted to any participant in any fiscal year is 100,000 shares.

Upon a Change of Control, as defined in the Incentive Plan, all restrictions and other conditions pertaining to outstanding restricted shares including, but not limited to, vesting requirements, will lapse and such shares will thereafter be immediately transferable and nonforfeitable.

Stock Options. The Compensation Committee may also grant stock options under the Incentive Plan. The Compensation Committee determines the number and purchase price of shares of Common Stock subject to an option, the term of each option, whether the option will be an Incentive Stock Option or Non-Qualified Option, the time or times during which the option becomes exercisable and other terms of the option which are consistent with the Incentive Plan.

Stock Option Terms. The term of a stock option will not exceed ten years from the date of grant (five years in the case of an Incentive Stock Option granted to a person who owns more than 10% of the issued and outstanding Common Stock.) The exercise price of a stock option under the Incentive Plan may not be less than 100% of fair market value of the Common Stock at the time of grant (110% of fair market value in the case of an Incentive Stock Option granted to a person who owns more than 10% of the issued and outstanding Common Stock.) Upon a Change of Control, as defined in the Incentive Plan, all outstanding options will become fully vested and immediately exercisable.

Termination of the Incentive Plan. The Incentive Plan will terminate on the earliest to occur of (i) the date when all the Common Stock available under the Incentive Plan has been acquired through exercise of Awards granted under the Incentive Plan, (ii) 10 years after the date of adoption by the Board (April 17, 2013), or (iii) such other date as the Compensation Committee may determine. Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

Federal Income Tax Consequences. Because tax results may vary due to individual circumstances, participants are urged to consult with their personal tax advisors regarding tax consequences of Awards, or the sale of any shares of Common Stock received, under the Incentive Plan.

Non-Qualified Stock Options. The granting of a Non-Qualified Stock Option does not produce taxable income to the option holder or a tax deduction to Multi-Color. Taxable ordinary income generally is recognized by the option holder at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price. Multi-Color is entitled to a corresponding Federal income tax deduction. The tax basis for the shares acquired is the option price plus the taxable income recognized.

Incentive Stock Options. In the case of an Incentive Stock Option, an option holder will not recognize any taxable income at the time of grant and Multi-Color will not be entitled to a Federal income tax deduction. No income will be recognized by an option holder at the time of exercise of the Incentive Stock Option. If the option holder holds the shares acquired upon exercise for at least two years from the date of grant of the Incentive Stock Option and at least one year from the date of exercise, the option holder would realize taxable long-term capital gain or loss upon a subsequent sale of the shares at a price different from the option price. If the foregoing holding period is met, no deduction would be allowed to Multi-Color for Federal income tax purposes at any time. If, however, the option holder disposes of the shares prior to satisfying the required holding period, generally (i) the option holder would realize ordinary income in the year of such disposition in an amount equal to the difference between (a) the fair market value of such shares on the date of exercise or (b) the sales price, whichever is less, and the option price; (ii) Multi-Color would be entitled to a deduction for such year in the amount of the ordinary income so realized; and (iii) the option holder would realize capital gain in an amount equal to the difference between (a) the amount realized upon the sale of the shares and (b) the option price plus the amount of ordinary income, if any, realized upon the disposition.

Restricted Shares. In the absence of an election under section 83(b) of the Code (“Section 83(b) Election”), a participant who receives restricted shares will recognize no income at the time of issuance. When the restriction period expires with respect to the restricted shares, a participant will recognize ordinary income equal to the fair market value of the shares as of the date the restrictions expire over the amount paid for such shares (if any). The participant’s basis for the shares is equal to the amount paid (if any) plus the ordinary income recognized, and the holding period begins just after the restriction period ends. An employee may, however, make a Section 83(b) Election to include in income in the year of purchase or grant the excess of the fair market value of the shares (computed with regard to the restrictions) on the date of purchase or grant over their purchase price. Multi-Color will be entitled to a deduction in the same year and in the same amount as income is recognized by the participant. If a Section 83(b) Election is made, a participant’s basis for the shares will be the amount paid for the shares, if any, plus the ordinary income recognized.

The affirmative vote of the holders of a majority of the votes cast at the meeting is required for the approval of the Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING MARCH 31, 2004

(Item 3 on the Proxy Card)

The Board is seeking shareholder ratification of its appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending March 31, 2004. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Multi-Color’s financial controls and reporting. An affirmative vote of a majority of votes cast at the meeting is required for ratification. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Grant Thornton LLP’s fees for audit and review of the Form 10-K for the fiscal year ended March 31, 2003, and Forms 10-Q for the first three quarters of the fiscal year ended March 31, 2003, were $79,000.

Financial Information Systems Design and Implementation

No fees were paid to Grant Thornton LLP for financial information systems design and implementation for the fiscal year ended March 31, 2003.

All Other Fees

Fees paid to Grant Thornton LLP for all other services for the fiscal year ended March 31, 2003 (primarily tax-related services) were $38,645.

The ACGN Committee has considered whether the provision of services, other than audit and audit-related services, is compatible with maintaining the independence of Grant Thornton LLP.

DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth the share ownership of directors (including nominees), executive officers and shareholders known by Multi-Color to own beneficially five percent (5%) or more or its outstanding Common Stock as of May 31, 2003:

		Common Stock Beneficially Owned (1)
Name	Position	Amount	Percentage
Estate of Burton D. Morgan (2)	Principal Shareholder	734,556	18.5%

John C. Court (3)	Principal Shareholder	499,668	12.6%

Ashford Capital Management, Inc. (4)	Principal Shareholder	346,350	8.8%

UBS AG (5)	Principal Shareholder	192,640	5.0%

Lorrence T. Kellar (6)	Chairman of the Board of Directors	200,228	5.0%

Roger A. Keller (7)	Director	164,300	4.1%

David H. Pease, Jr.	Director	104,028	2.6%

Charles B. Connolly	Director	63,482	1.6%

Robert R. Buck	Director (effective 7/1/03)	0	*

Francis D. Gerace (8)	Chief Executive Officer, President, Director	195,032	4.9%

Dawn H. Bertsche (7) (9)	Vice President Finance, Chief Financial Officer, Secretary	80,963	2.0%

Gordon B. Bonfield, III (10)	President of Packaging Services division, Director	68,300	1.7%

John P. McKeough (11)	Vice President of Operations	34,816	*

Executive Officers and Directors serving as of 5/31/03 as a group, including the above (8 persons)		911,149	22.9%
*	Indicates less than one percent.

1.	Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days of May 31, 2003; Ms. Bertsche—62,500 shares, Mr. Bonfield—39,500 shares, Mr. Connolly—39,000 shares, Mr. Gerace—111,250 shares, Mr. Kellar—70,500 shares, Mr. Keller—15,000 shares, Mr. Pease—63,000 shares; Mr. McKeough—32,500 shares and Estate of Burton D. Morgan—6,000 shares. All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

2.	A Schedule 13G dated March 14, 2003 was filed with the Securities and Exchange Commission by Patrick J. Weschler and Robert P. Drew, the Co-Executors of the Estate of Burton D. Morgan. The filing persons reported shared voting and dispositive power over the shares held by the estate, but disclaimed beneficial ownership of the shares. The business address of Mr. Weschler is 50 S. Main Street, Akron, Ohio 44309. The business address of Mr. Drew is 10 West Streetsboro Street, Hudson, Ohio 44236.

3.	Includes 5,803 shares held by Mr. Court’s son. Mr. Court’s address is 2145 East Hill Avenue, Cincinnati Ohio 45208.

4.	Based on a Schedule 13G dated February 11, 2003 and filed by Ashford Capital Management, Inc. with the Securities and Exchange Commission for the year ended December 31, 2002. The address of Ashford Capital Management, a registered investment advisor, is P. O. Box 4172, Wilmington, Delaware 19807.

5.	Based on a Schedule 13G dated February 14, 2003 and filed by UBS AG with the Securities and Exchange Commission for the year ended December 31, 2002, for shares acquired by its subsidiary, UBS PaineWebber Inc. The business address of UBS AG is Bahnhofstrasse 45, 8021 Zurich, Switzerland.

6.	Excludes 15,000 shares held by his wife. Mr. Kellar disclaims beneficial ownership of these shares.

7.	Shares held jointly with right of survivorship.

8.	Includes 5,223 shares held in Mr. Gerace’s 401k plan.

9.	Includes 3,050 shares held in Ms. Bertsche’s 401k plan. Ms. Bertsche was appointed Vice President Finance, Chief Financial Officer and Secretary of Multi-Color on August 23, 1999. Prior to joining Multi-Color, Ms. Bertsche was Chief Financial Officer for Hill Top Research, Inc., a Cincinnati-based clinical research company from 1997 until 1999. From 1987 to 1997 she was Vice President and Controller of Clopay Corporation, a diversified Cincinnati-based manufacturer of building products and specialty plastic films, where she was involved in all aspects of several acquisitions.

10.	Includes 28,800 shares held by Gordon B. Bonfield III Living Trust.

11.	Includes 1,036 shares held in Mr. McKeough’s 401k plan. Mr. McKeough has been Multi-Color’s Vice President of Operations since July 1999. Prior to joining Multi-Color he was department manager at Fort James Corporation Packaging Business from 1992 through 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities and Exchange Act of 1934 requires Multi-Color’s executive officers, directors and persons who own more than 10% of a registered class of Multi-Color’s equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms it received, Multi-Color believes that during the last fiscal year, except for one Form 4 filed late with respect to one option exercise by Mr. Pease, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for Multi-Color’s Chief Executive Officer and four most highly compensated executive officers for the fiscal years ended March 31, 2003, 2002 and 2001, respectively.

	Fiscal Year Ended March 31,	Annual Compensation						Long Term Compensation Awards
Name and Principal Position		Salary		Bonus		Other Annual Compensation (1)		Securities Underlying Options	All Other Compensation (2)
Francis D. Gerace President and Chief Executive Officer	2003 2002 2001	$ $ $	280,000 240,000 200,000	$ $ $	263,997 221,193 132,436	$ $ $	27,455 24,262 20,383	11,250 15,000 20,000	$ $ $	5,800 2,442 3,696

Dawn H. Bertsche Chief Financial Officer, Vice President Finance and Secretary	2003 2002 2001	$ $ $	174,720 168,000 160,000	$ $ $	164,734 154,835 105,949	$ $ $	16,599 15,737 14,570	7,500 11,250 10,000	$ $ $	5,550 1,949 2,007

Steven G. Mulch Former Senior Vice President of Sales and Marketing (3)	2003 2002 2001	$ $ $	71,056 178,500 170,000	$ $ $	35,455 164,512 112,571	$ $ $	-0- 18,941 17,681	3,750 11,250 10,000	$ $ $	64,181 5,309 5,387

Gordon B. Bonfield, III President of Quick Pak Division (4)	2003		$161,532		$152,300		$13,333	37,500		$3,446

John P. McKeough Vice President of Operations (5)	2003 2002 2001	$ $ $	143,000 130,000 112,365	$ $ $	134,827 119,813 38,075	$ $ $	12,717 11,156 7,287	7,500 11,250 7,500	$ $ $	5,598 2,697 3,425

1.	Multi-Color has established a supplemental retirement program for key executives based on 8% of the executive’s salary; the amounts listed represent the percentage of salary plus accrued interest under this plan.

2.	The amounts listed reflect Multi-Color’s contributions under the Multi-Color Corporation 401(k) plan for all persons other than Mr. Mulch. With respect to Mr. Mulch, the amount shown includes Multi-Color’s contribution under the 401(k) plan in the amount of $4,223 and deferred compensation and accrued vacation payments in the amount of $52,063 and $7,895, respectively. In connection with Mr. Mulch’s resignation, Multi-Color will pay him $89,250 annually through August 31, 2004 in monthly installments.

3.	Mr. Mulch resigned as an executive officer in fiscal 2003.

4.	Mr. Bonfield was named an executive officer in fiscal 2003.

5.	Mr. McKeough was named an executive officer in fiscal 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable (2)
Francis D. Gerace	75,000	$1,025,250	92,500/31,250	$1,063,200/$208,838

Dawn H. Bertsche	0	0	51,250/20,000	$586,125/$126,975

Steven G. Mulch	103,750	$1,088,423	0	0

Gordon B. Bonfield, III	0	0	27,000/37,500	$227,430/$39,375

John P. McKeough	0	0	23,750/17,500	$265,725/$97,725

1.	Based on the difference between the closing price of the stock on the date(s) of exercise and the option exercise price.

2.	Based on a fair market value of $16.03 on March 31, 2003 (closing price of stock on this date).

Employment Agreements

Multi-Color and Mr. Gerace are parties to an Employment Agreement dated as of March 16, 1998, as amended on May 18, 1999. The initial term of employment extended through June 30, 2000. The term automatically renews for successive one year periods until either party gives the other at least three (3) months written notice. The Board sets Mr. Gerace’s salary annually based on performance. Mr. Gerace is also entitled to a bonus pursuant to the Executive Incentive Compensation Plan, as amended from time to time. If Mr. Gerace terminates his employment for any reason within one year of a Change in Control (as defined in his agreement), he is entitled to: (i) his annual salary through the date of termination, (ii) a bonus of 50% of his annual salary prorated through the date of termination, (iii) any deferred compensation and other non-qualified benefit plan balances and (iv) an amount equal to his annual salary paid over a two year period in monthly installments. If Mr. Gerace’s position is eliminated upon a Change in Control or if Mr. Gerace is terminated by Multi-Color for any reason other than Cause (as defined in his agreement), he will receive the same severance compensation as stated above except that the compensation provided in item (iv) above will be paid in a lump sum.

Upon termination of employment, other than for cause, Ms. Bertsche would be entitled to payments equal to one year’s salary paid over a one-year period.

Multi-Color maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board at the time of the grant. Options currently granted to employees generally have ten year terms and vest ratably over three to five years. The options vest upon a change in control.

OPTION GRANTS IN LAST FISCAL YEAR

	Options Granted (1)	% of Total Options Granted for Employees in Fiscal Year	Exercise Price ($/Per Share)	Expiration Date	Potential Realized Value of Assumed Annual Rates of Price Appreciation for Option Term (2)
Individual Grants					5%		10%
Francis D. Gerace	11,250	10.37%	$15.60	4/18/12	$110,371		$279,702
Dawn H. Bertsche	7,500	6.91%	$15.60	4/18/12	$73,581		$186,468
Steven G. Mulch	3,750	3.46%	$15.60	4/18/12	$36,790	(3)	$93,234	(3)
Gordon B. Bonfield, III	37,500	34.56%	$14.98	5/31/12	$353,282		$895,285
John P. McKeough	7,500	6.91%	$15.60	4/18/12	$73,581		$186,468

1.	All options are non-qualified options, granted at fair market value, and vest ratably over three years.

2.	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the applicable regulations of the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.

3.	These options terminated in 2003 in connection with Mr. Mulch’s resignation from his position with Multi-Color.

SUMMARY OF EQUITY COMPENSATION PLANS

The following table provides information about the options outstanding under Multi-Color’s existing equity compensation plans as of the end of the 2003 fiscal year. Multi-Color does not have any equity compensation plans which have not been approved by shareholders other than the 2003 Incentive Plan which is being presented to shareholders for approval at the meeting.

Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under These Plans
Plans approved by shareholders	603,700	$7.47	249,750

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policies

Multi-Color’s policies on executive compensation are designed to encourage and motivate its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist Multi-Color in attracting and retaining qualified executives.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table is not deductible unless the compensation is “performance-based” and approved by the shareholders. The Committee does not believe any action is currently required by Multi-Color or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

Salaries

The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by Multi-Color from a reputable third party. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

Salary levels and adjustments targeted are the average of the reported ranges. In establishing salaries for the executive officers, the Committee took into account Multi-Color’s recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow Multi-Color to compete in the marketplace for executive talent. In addition, the Committee did not compare Multi-Color’s executive compensation with the levels of compensation paid by companies in the Nasdaq Market Index or the Media General Industry Group-Packaging and Containers, nor did the Committee attempt to correlate executive compensation levels with Multi-Color’s relative performance as shown in the financial performance graph contained in this Proxy Statement.

With respect to the salary paid to Mr. Gerace, Multi-Color’s President, the Committee utilized the salary data, company performance and other factors described above. The Committee also evaluated the ability of Mr. Gerace to develop and implement strategic plans for company growth and profitability. The Committee determined Mr. Gerace’s salary was appropriate in light of these factors.

Annual Bonuses

In its determining annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component.

Stock Options and Restricted Stock

Multi-Color’s 1997 Stock Option Plan and 1999 Long Term Incentive Plan are the principal means by which long-term incentive compensation is provided for key officers and employees of Multi-Color and the interests of these persons are brought more closely into tandem with the interests of shareholders. The plans are administered by the Compensation Committee. The Compensation Committee believed that it was appropriate to grant Mr. Bonfield options for 37,500 shares in connection with his becoming an executive officer of Multi-Color in 2003. Multi-Color’s policies on executive compensation are applicable to all decisions regarding the number, pricing, timing and the recipients of stock option grants and restricted stock awards.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, CHARLES B. CONNOLLY (CHAIRMAN), ROGER A. KELLER AND LORRENCE T. KELLAR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is an officer or employee, or former officer or employee of Multi-Color. No interlocking relationship exists between the members of Multi-Color’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

The Securities and Exchange Commission rules that took effect in December 2000 require proxy statements to include a report of the audit committee addressing several matters identified in the rules. In addition, the SEC requires that any written charter adopted by an audit committee be included as an attachment to the proxy statement at least once every three years. On March 10, 2000 the Audit Committee adopted and on June 14, 2001 the Board ratified the adoption of a written charter which was attached to the 2001 Proxy Statement.

The Audit Committee of the Board of Directors of Multi-Color (now known as the ACGN Committee) has been established to implement and to support the Board’s oversight function with respect to Multi-Color’s financial reporting, accounting policies, internal controls and independent outside auditors, Grant Thornton LLP.

In connection with the March 31, 2003 financial statements, the ACGN Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independent Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence. Based on these reviews and discussions, the ACGN Committee recommended to the Board that Multi-Color’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2003.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE ACGN COMMITTEE, ROGER A. KELLER (CHAIRMAN), LORRENCE T. KELLAR, AND DAVID H. PEASE, JR.

PERFORMANCE GRAPH

The following performance graph compares Multi-Color’s cumulative total shareholder return from April 1, 1998 through March 31, 2003, to that of the Nasdaq Market Index, a broad market index, and Media General Industry Group—Packaging and Containers, an index of printing and packaging industry peer companies. The graph assumes that the value of the investment in the Common Stock and each index was $100 on April 1, 1998 and that all dividends were reinvested. Stock price performances shown in the graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

In order for a shareholder proposal to be included in Multi-Color’s proxy statement for presentation at next year’s annual meeting, it must be received, in writing, by the Secretary of Multi-Color at its principal executive offices, 425 Walnut Street, Suite 1300, Cincinnati, Ohio 45202, not later than March 22, 2004. For any proposal not submitted for inclusion in the proxy statement, but sought to be presented directly at next year’s meeting, SEC rules permit management to vote proxies in its discretion if Multi-Color: (1) receives notice of the proposal by June 3, 2004 and advises shareholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to June 3, 2004. If there is a change in the anticipated date of next year’s annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.

In recommending candidates to the Board of Directors, the ACGN Committee seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write to the Chairman of the ACGN Committee, Multi-Color Corporation, 425 Walnut Street, Suite 1300, Cincinnati, Ohio 45202, stating in detail the qualifications of the persons they recommend. All nominations for next year’s meeting should be submitted no later than March 22, 2004.

ANNUAL REPORT

The Annual Report for the fiscal year ended March 31, 2003 accompanies this Proxy Statement.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

Dawn H. Bertsche

Vice President Finance, Chief Financial Officer and Secretary

Multi-Color Corporation

425 Walnut Street, Suite 1300

Cincinnati, Ohio 45202

or call us at (513) 381-1480.

For information about your record holdings, call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Multi-Color’s Internet site at www.multicolorcorp.com. Information contained on this website is not part of this proxy solicitation.

EXHIBIT A

MULTI-COLOR CORPORATION

2003 STOCK INCENTIVE PLAN

1. Purpose of Plan. The purpose of this 2003 Stock Incentive Plan is to promote the interests of Multi-Color Corporation, an Ohio corporation (the “Company”), its shareholders and its Subsidiaries by encouraging selected officers and key employees to acquire or increase their ownership of Common Stock of the Company on reasonable terms. Such investments should provide an incentive for such persons to utilize maximum effort for the continued success and growth of the Company and its Subsidiaries, and enhance the Company’s ability to attract and retain valuable and capable officers and key employees.

2. Definitions. The following terms when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

(a) Award. A grant under the Plan of an Option or Restricted Stock.

(b) Board. The Board of Directors of the Company.

(c) Change in Control. A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect on the date the Plan is adopted by the Board; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the 1934 Act) other than an Exempt Person (an “Acquiring Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’ s then outstanding securities, other than either in connection with a transaction or series of related transactions approved by the Board (which Board must include at least a majority who were Continuing Directors and which transaction or series of related transactions must have been approved by a majority of the Continuing Directors) or as a result of the reduction in the number of issued and outstanding shares pursuant to a transaction or series of related transactions approved by the Board;

(ii) any “person” (as defined in Sections 13(d) and 14(d) of the 1934 Act) other than an Exempt Person commences, or publicly announces an intent to commence, a tender or exchange offer, the consummation of which would result in such person becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(iii) there shall cease to be a majority of the Board comprised of Continuing Directors;

(iv) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(d) Code. The Internal Revenue Code of 1986, as it may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

(e) Committee. The Committee provided for in Section 8.

(f) Common Stock. Shares of the Company’s Common Stock, no par value per share.

(g) Company. Multi-Color Corporation, an Ohio corporation.

(h) Continuing Director. A director of the Company who is not an Acquiring Person or an affiliate or associate thereof or any of their representatives and who was either a director of the Company before any “person” (as defined in Sections 13(d) and 14(d) of the 1934 Act) became an Acquiring Person or whose nomination or election to the Board was recommended or approved by a majority of the then Continuing Directors.

(i) Disability. Permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(j) Exempt Person. The Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, any entity holding shares for or pursuant to the terms of any such plan, any director of the Company holding office as of the close of business on the date the Plan is adopted by the Board and any immediate family member of or person controlled by any such director.

(k) Fair Market Value. The closing price of the shares of Common Stock on the NASDAQ National Market System or other national securities exchange on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the shares of Common Stock as the Committee may reasonably select from time to time; provided, however, if the shares of

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Common Stock are not then traded on such an exchange, but are traded on the over-the-counter market, Fair Market Value is the mean between the high and the low bid and asked prices for the shares of Common Stock on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date).

(l) Incentive Option. An option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

(m) Non-Qualified Option. An option which is not an Incentive Option.

(n) Option. An Incentive Option or a Non-Qualified Option granted to an Optionee pursuant to the Plan.

(o) Option Agreement. A written agreement between the Company and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

(p) Option Price. The price to be paid for shares to be purchased pursuant to the exercise of an Option.

(q) Optionee. A Participant who has been granted an Option, the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death or Disability of the Optionee or a transferee of the Optionee pursuant to Section 5(b) of the Plan.

(r) Participant. Any employee who is an officer (including employees who are members of the Board) or key employees of the Company or any of its Subsidiaries.

(s) Plan. This 2003 Stock Incentive Plan, as it may be amended from time to time.

(t) Restriction Period. The period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture.

(u) Restricted Stock. Shares of Common Stock granted pursuant to Section 7 of the Plan as to which restrictions have not lapsed.

(v) Restricted Stock Agreement. A written agreement between the Company and a Participant evidencing the grant of Restricted Stock and containing terms and conditions of the grant.

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(w) Subsidiary. Any subsidiary of the Company, as the term “subsidiary” is defined in Section 424(f) of the Code.

3. Eligibility and Participation. Persons eligible to receive Awards under the Plan shall be Participants who are selected by the Committee. In determining the Participants to whom Awards shall be granted, the number of shares to be covered by each Option, the number of shares of Restricted Stock to be granted, and whether the Options shall be Incentive Options or Non-Qualified Options, the Committee shall take into account the recommendations of the Company’s management as to the duties of the respective Participants, their present and potential contribution to the success of the Company and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. A Participant who has been granted an Award may be granted an additional Award as the Committee shall determine.

4. Shares Subject to the Plan; Maximum Number Available to Participant. Subject to the adjustments provided for in Section 9, Three Hundred Thousand (300,000) shares of Common Stock shall be reserved for issuance pursuant to the Plan. Such shares may be authorized but unissued shares or issued shares which have been reacquired by the Company. Shares as to which Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during each fiscal year of the Company is 100,000 shares. If an Option is canceled, it will continue to be counted against the maximum number of shares of Common Stock for which Options may be granted in any fiscal year to any Participant. The maximum number of shares of Restricted Stock which may be granted to any Participant during each fiscal year of the Company is 100,000 shares. If Restricted Stock is forfeited, it will continue to be counted against the maximum number of shares of Restricted Stock which may be granted in any fiscal year to any Participant.

5. Terms and Conditions of Options. All Options granted hereunder shall be subject to the following terms and conditions.

(a) To Whom Options May Be Granted. Options shall be granted only to Participants and, in the case of Incentive Options, only to Participants who are employees of the Company or its Subsidiaries. In the case of Incentive Options, Options shall not be granted to any Participant who immediately after the granting of an Incentive Option under the Plan owns more than 10% of the issued and outstanding Common Stock unless such Incentive Option is granted at 110% of the Fair Market Value of the Common Stock at the time of the grant of the Incentive Option. For the purpose of this Section 5(a) (and Section 6(d)), consistent with the provisions of Section 424(d) of the Code, a Participant is considered as owning all of the Common Stock owned by the Participant’ s brothers, sisters, spouse, ancestors and lineal descendants and the Participant’s pro rata share of all Common Stock owned by corporations, partnerships, estates and trusts in which the Participant has an interest.

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(b) Non-Transferability of Option. During the lifetime of a Participant to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of a Participant to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, at its sole discretion, with respect to particular Non-Qualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the holder of the Option: (i) to: (a) the spouse or lineal descendants of the Optionee; (b) a trust for the exclusive benefit of the spouse or lineal descendants; or (c) a partnership, limited liability company or corporation of which the Optionee and/or any of the persons described in clause (a) above hold a controlling interest; or (ii) pursuant to a qualified domestic relations order as defined in the Code or the rules thereunder. Notwithstanding the foregoing, an Incentive Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option’s qualification under Section 422 of the Code as an incentive stock option.

(c) Termination of Option Upon Termination of Employment Without Consent. If an Optionee’s status as an employee shall terminate by voluntary action of the Optionee without the consent of the Company, all existing Options granted to such Optionee will terminate immediately. In addition, if at the time of such voluntary termination by Optionee, Optionee has exercised Options but has not received certificates for the shares to be issued, the Company may void the Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company under such circumstances.

(d) Termination of Option Upon Violation of Certain Agreements or Termination for Cause. If the Optionee violates any terms of any written employment, confidentiality or noncompetition agreement between the Company (or any Subsidiary) and Optionee, or if the Optionee’s status as an employee is terminated for “Cause,” all existing Options granted to such Optionee will terminate immediately. In addition, if at the time of such violation or termination for Cause such person has exercised Options but has not received certificates for the shares to be issued, the Company may void the Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company under such circumstances. “Cause” is defined as theft of, or intentional damage to, the Company’s property, intentional harm to its reputation, material breach of the Optionee’s duty of fidelity to the Company, excessive use of alcohol, use of illegal drugs, commission of a criminal act, willful violation of the Company’s policies or trading in shares of Common Stock for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

(e) Termination of Option Upon Retirement. If the Optionee retires after age 55 through a plan of retirement acceptable to the Company, Nonqualified Options held by the Optionee may be exercised at any time prior to the expiration of their term, and Incentive Options may be exercised at any time within 90 days of the date of retirement, in each case with

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respect to the number of shares as to which the Option shall have been exercisable on the date of retirement.

(f) Termination of Option Upon Death or Disability. In the event of the Optionee’s death or Disability while in the employ of the Company or any Subsidiary, or the Optionee’s death within six months (three months in the case of an Incentive Option) after the termination of the Optionee’s employment (other than for Cause), the Option shall terminate upon the earliest to occur of (i) 12 months after the date of the Optionee’s death or Disability, or (ii) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the day preceding the Optionee’s death or Disability, as the case may be.

(g) Termination of Option in All Other Cases. If: (1) the Optionee’s employment with the Company or any Subsidiary shall terminate for any reason other than death, Disability, retirement after age 55 through a plan acceptable to the Company, voluntary action of the Optionee without the consent of the Company or for Cause; and (2) the Option has not been terminated pursuant to Section 5(d), then the Option shall terminate three months after the Optionee’s employment terminates (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares which the Optionee was entitled to purchase on the day preceding the termination of the Optionee’s employment.

(h) Limitation on Incentive Options. If the aggregate value (determined at the time the Option is granted) with respect to which Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then notwithstanding anything contained herein, such Option shall be treated as a Non-Qualified Option to the extent of the excess.

6. Other Terms and Conditions of Option Agreements. Each Option granted shall be evidenced by an Option Agreement containing such terms and conditions as may be approved by the Committee, including the period of time over which the Option shall vest, and which shall not be inconsistent with the Plan. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares subject to purchase upon exercise of the Option. The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe any terms and conditions, including forfeiture provisions, regarding the grant or exercise of any Option under the Plan and in particular shall prescribe the following terms and conditions which shall be contained in the Option Agreement for all Options:

(a) Type of Option. Whether the Option is an Incentive Option or a Non-Qualified Option.

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(b) Number of Shares of Common Stock. The number of shares of Common Stock to which it pertains.

(c) Exercise Price. The exercise price of the Option, which shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant, except as otherwise provided in Section 5(a) with respect to Incentive Options.

(d) The Term of Option. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted, unless, in the case of an Incentive Option, the Optionee owns more than 10% of the issued and outstanding Common Stock, in which case the term shall not exceed five years.

(e) How Exercised. The method or time when the Option may be exercised in whole or in part, including, but not limited to, whether it may be exercised by delivery of previously owned shares of Common Stock.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price, if any, for shares of Restricted Stock shall be determined by the Committee.

(b) Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

(c) Non-Transferability of Restricted Stock. Except as otherwise provided in the applicable Restricted Stock Agreement or in the Plan, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 13, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of grant.

(d) Other Restrictions. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or operating division of the Company) or years of service and restrictions under applicable Federal or state securities laws. The Committee may provide that any shares of Restricted Stock

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shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

(e) Forfeiture. The Committee shall determine and set forth in the Restricted Stock Agreement such events upon which a Participant’s shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant’s employment and certain other activities.

(f) Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7(d), each certificate representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Multi-Color Corporation 2003 Stock Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Secretary of Multi-Color Corporation.”

(g) Removal of Restriction. Except as otherwise provided in the Plan or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restriction (including forfeitability provisions), the Participant shall be entitled to have the legend required by Section 7(f) removed from the Participant’s certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock, subject to applicable securities laws and regulations.

(h) Voting Rights, Dividends and Other Distributions. Unless the Committee exercises its discretion as provided in Section 7(j), during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Common Stock with respect to which they were paid.

(i) Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares. Any such deferred dividends shall be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof), interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (1) paid to the Participant upon the lapse of

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restrictions on the shares of Restricted Stock as to which the dividends related or (2) forfeited to the Company upon the forfeiture of such shares by the Participant.

(j) Termination of Employment. If the Participant’s status as an employee is terminated for any reason other than death, Disability or retirement after age 55 through a plan of retirement acceptable to the Company or if the Participant violates any written employment, confidentiality or noncompetition agreement between the Company (or any Subsidiary) and the Participant prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the Participant’s status as an employee is terminated as a result of death, Disability or retirement after age 55 through a plan of retirement acceptable to the Company prior to the expiration of the Restriction Period applicable to such shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant’s status as an employee other than for Cause (as defined in Section 5(d) of the Plan), that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

8. Administration.

(a) Committee. The Plan shall be administered by a Committee appointed by the Board consisting of three or more directors of the Company, each of whom shall be: (i) an “outside director” within the meaning of Section 162(m) of the Code (or any successor provision thereto), and (ii) a “Non-Employee Director” as defined in Rule 16b-3 of the 1934 Act. Notwithstanding the foregoing, to the extent Ohio law permits, the Committee may be comprised of two or more such directors.

(b) Powers of the Committee. In accordance with and subject to the provisions of the Plan, the Committee shall have full power and authority to: (i) grant Awards on such terms and conditions, and to such Participants, consistent with the Plan as the Committee shall determine; (ii) interpret the provisions of the Plan; and (iii) prescribe such rules and procedures for Plan administration as from time to time it may deem advisable. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan shall be final and binding upon all persons including the Company, shareholders, Participants and their estates and beneficiaries. The Committee shall have full power and authority, consistent with the provisions of the Plan, to amend or cancel Awards and require the cancellation or surrender of Options previously granted under the Plan or any other plan of the Company as a condition to the granting of an Option; provided, however, that no amendment of the Plan or any Award granted

9

under the Plan shall impair any of the rights of the holder, without the holder’s consent, under any Award previously granted under the Plan.

(c) Indemnification. No member of the Committee, nor any officer or employee acting on behalf of the Committee or the Company, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each and every officer and employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

9. Adjustments Upon Changes in Capitalization. Notwithstanding the limitations set forth in Section 4, in the event of a merger, consolidation, reorganization, stock dividend, stock split, reclassification, separations, redesignation, combinations or exchanges of shares of Common Stock, or other change in corporate structure or capitalization affecting the Common Stock, the number and class of shares for all purposes covered by the Plan (including, without limitation, the maximum number of shares available under the Plan or to any one Participant) and the number and class of shares and price per share for each outstanding Award covered by the Plan shall be appropriately adjusted by the Committee. The Committee shall make appropriate adjustments in the terms of Awards (including, without limitation, the Option Price) to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders. Any such adjustment regarding an Incentive Option shall be made so as not to constitute a modification, extension or renewal of the Incentive Option within the meaning of Section 424(h) of the Code. Any such adjustments may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an Award.

10. Time of Granting Awards. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the shareholders of the Company, and no action taken by the Committee (other than the granting of a specific Award), shall constitute the granting of an Award hereunder. The granting of an Award pursuant to the Plan shall take place only on the date such Award is approved by the Committee.

11. Amendment and Discontinuance. The Board may, at any time and from time to time, amend, modify or terminate the Plan, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval is required under Section 162(m) or 422 of the Code, Rule 16b-3 under the 1934 Act, or pursuant to the requirements of any other applicable law or the rules of any national securities exchange or system on which the Common Stock is then listed or reported.

12. Merger, Consolidation or Sale of Assets.

(a) Conversion on Certain Mergers. In the event the Company merges or consolidates with another entity, or all or substantially all of the Company’s shares or assets are

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acquired by another entity, and the surviving entity issues its equity securities to the Company’s shareholders in connection with the merger, consolidation or acquisition, the surviving or acquiring entity shall adopt the Plan and upon the exercise of an Option, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of the number of shares to which the Option is then exercisable, the number and class of equity securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of the number of shares equal to the number of shares as to which the Option shall relate.

(b) No Conversion on Other Mergers. In the event the Company merges or consolidates with another entity, or all or substantially all of the Company’s shares or assets are acquired by another entity, and the surviving entity does not issue its equity securities to the Company’s shareholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition, however, the Optionee shall receive a payment for the Optionee’s Options as provided for herein contemporaneously with the payment made to the Company’s shareholders for their shares.

13. Change in Control. Notwithstanding anything to the contrary in the Plan or in any Option Agreement or Restricted Stock Agreement, in the case of a Change in Control of the Company: (1) all then outstanding Options shall become fully vested and immediately exercisable; and (2) any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

14. Effectiveness and Termination of the Plan.

(a) Effective Date. The Plan shall become effective when it is approved by the Board. The Plan shall be submitted to the Company’s shareholders for approval. Unless the Plan is approved by the affirmative vote of the holders of shares having a majority of the voting power of all shares represented at the meeting duly held in accordance with Ohio law within 12 months from the date on which the Board approves the Plan, the Plan and any Awards granted under the Plan shall be null and void and of no force and effect. Any Awards granted prior to the approval of the Plan by shareholders shall be conditioned upon the receipt of such shareholder approval.

(b) Termination Date. The Plan shall terminate on the earliest to occur of (i) the date when all the Common Stock available under the Plan shall have been acquired through the exercise of Awards granted under the Plan, (ii) 10 years after the date of adoption of the Plan by the Board, or (iii) such other date as the Board may determine. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

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15. No Granting of Employment Rights. Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Participant the right to receive Awards under the Plan nor shall an Award under the Plan be construed as giving any Participant any right with respect to continuance of employment with the Company or any Subsidiary. The Company expressly reserves the right to terminate, with or without Cause, any Participant’s employment at any time, except as may otherwise be provided by a written agreement between the Company or a Subsidiary and the Participant.

16. Exercise of Options.

(a) Notice of Exercise. An Option shall be exercised by delivery of a written notice of exercise to the Company specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by full payment of the Option Price, which payment may be made in cash, or with Committee’s approval (which with respect to Incentive Options must be given at the time of grant), in shares of Common Stock valued at Fair Market Value at the time of exercise, or a combination thereof. No shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests shall be delivered to the Secretary of the Company, or such other person as the Committee may designate.

(b) Cashless Exercise Procedures. In its sole discretion, the Company may establish procedures whereby an Optionee, subject to the requirements of Rule 16b-3 under the 1934 Act, Regulation T under the 1934 Act, Federal income tax laws, and other Federal, state and local tax and securities laws, may exercise an Option or a portion thereof without making a direct payment of the Option Price to the Company; provided, however, that cashless exercise procedures shall not apply to Incentive Options outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted under the Code and the regulations thereunder without affecting the qualification of such Options under Section 422 of the Code as incentive options. If the Company elects to establish a cashless exercise program, the Company shall determine in its sole discretion, from time to time, such administrative procedures and policies as it deems appropriate. Such policies and procedures shall be binding on any Optionee desiring to utilize the cashless exercise program.

17. Delivery of Shares on Exercise. Delivery of certificates for shares of Common Stock pursuant to the exercise of an Option may be postponed by the Company for such period of time as may be required for it with reasonable diligence to comply with any applicable requirements of any Federal, state or local law or regulation, or any administrative requirements applicable to the sale, issuance, distribution or delivery of such shares. The Committee may, in its sole discretion, require an Optionee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any shares pursuant to the Option.

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18. Taxes.

(a) Right to Withhold Required Taxes. The Company shall have the right to require a Participant (or the Participant’s transferee pursuant to Section 5(b)) to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan before the shares are issued or delivered by the Company. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant. If the Participant disposes of shares acquired pursuant to the exercise of an Incentive Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Participant shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Participant.

(b) Optionee Election to Withhold Shares. Subject to Committee approval (which in the case of Incentive Options must be given at the time of grant), an Optionee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold shares otherwise issuable upon exercise of the Option; provided, however, that if an Optionee is subject to Section 16(b) of the 1934 Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3 under the 1934 Act.

19. Other Provisions. As used in this Plan, and in agreements and other documents prepared to implement the Plan, references to the masculine pronoun shall be deemed to refer to the feminine and the neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in this Plan and in the agreements and other documents prepared to implement the Plan are for convenience only and shall not affect the meaning of any provision of this Plan or any such agreement or document.

20. Governing Law. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio and shall be construed in such a fashion that all Incentive Options shall qualify as “incentive stock options” within the meaning of Section 422 of the Code.

DATED: April 17, 2003.

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MULTI-COLOR CORPORATION

The undersigned hereby appoints Francis D. Gerace and Dawn H. Bertsche, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Thursday, August 21, 2003, at 10:30 a.m. Eastern Time at Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Authority to elect as directors the seven (7) nominees listed below.
☐ FOR		☐ WITHHOLD AUTHORITY

GORDON B. BONFIELD III, ROBERT R. BUCK, CHARLES B. CONNOLLY, FRANCIS D. GERACE, LORRENCE T. KELLAR, ROGER A. KELLER, AND DAVID H. PEASE, JR.

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

2. Approval of the 2003 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐ ABSTAIN

3. Ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending March 31, 2004.

☐	FOR	☐	AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

Multi-Color Corporation

c/o Corporate Trust Services

Mail Drop 10AT66—4129

38 Fountain Square Plaza

Cincinnati, OH 45202

Name	Appears

fold and detach here

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date:             ,2003

Name Appears

Signature(s) of Shareholder(s)

IMPORTANT: Please sign exactly as name appears hereon

indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.